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                                        April   , 1995

Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

    Re: Ninth Amendment to Financing Agreements

Gentlemen:

   Reference is made to the Accounts Financing Agreement [Security Agreement] between Congress Financial Corporation ("Congress") and I.C. Isaacs & Co. L.P. ("Borrower") dated as of June 16, 1992, as amended (the "Accounts Agreement") and all supplements thereto, and all other agreements, documents and instruments related thereto and executed in connection therewith (collectively, all of the foregoing, as the same now exist or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Financing Agreements"). Capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Financing Agreements.

   Borrower has requested an extension of, and certain modifications to, the Financing Agreements and Congress is willing to agree to such extension and modifications, subject to the terms and conditions set forth herein.

   In consideration of the foregoing, and the mutual agreements and covenants contained herein and for other good and valuable consideration, Borrower and Congress hereby agree as follows:

      1. Supplemental Loans. Section 2.1 of the Accounts Agreement, as amended, is hereby deleted in its entirety and replaced with the following:

         "2.1 You shall, in your discretion, make loans to us from time to time, at our request, of up to eighty (80%) percent of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time). Subject to the terms and conditions hereof, you may also, in your discretion, make loans to us from time to time, in excess of such lending formula, at our request, of up to $1,000,000 from June 15, 1995 until August 15, 1995 (the "Supplemental Loans"). Notwithstanding anything to the contrary contained herein, the entire outstanding balance of all Supplemental Loans shall be repaid in full not later than August 15, 1995."

     2. Interest. Effective June 1, 1995, Section 3.1 of the Accounts Agreement shall be automatically amended by deleting the reference to "two and one-half percent (2-1/2%): and replacing it with "one percent (1%)".


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          3.    Unused Line Fee.  Effective June 1, 1995, Section 3.5 of the
Accounts Agreement, as amended, shall be automatically further amended by deleting all references to "$12,500,000" and replacing them with "$10,000,000".

          4. Servicing Fee. Effective June 1, 1995, Section 3.6 of the Accounts Agreement shall be automatically amended by deleting the reference to "$2,000" and replacing it with "$1,500".

          5. Clearance Days. Effective June 1, 1995, Section 5.1 of the Accounts Agreement shall be automatically amended by deleting the reference to "two (2) business days" and replacing it with "one (1) business day".

          6.    Renewal Date.   Section 9.1 of the Accounts Agreement, as
amended, is hereby further amended by deleting the first sentence thereof in its entirety and substituting the following therefor:

                "9.1 This Agreement shall become effective upon acceptance by you and shall continue in force and effect for a term ending June 16, 1996 (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof."

          7. Early Termination Fee. Section 9.2 of the Accounts Agreement, as amended, is hereby further amended by deleting the period, and adding the following, at the end of the first sentence of such Section:

                ", or (d) one (1%) percent of the Maximum Credit if such termination occurs after the third anniversary of this Agreement but prior to the fourth anniversary of this Agreement."

          8. Letter of Credit Fee. Effective June 1, 1995, Section 1.5 of the Trade Financing Agreement Supplement to Accounts Agreement, dated June 16, 1992, by Borrower in favor of Congress, shall be automatically amended by deleting the reference to ".2083%" and replacing it with ".1667%".

          9. Effect and Entirety of this Amendment. Except as specifically modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and, in all other respects, the Financing Agreements are hereby ratified and confirmed by all parties hereto as of the date hereof. This Amendment represents and incorporates the entire understanding and agreements of the parties with respect to the matters set forth herein and the parties hereto agree that there are no representations, warranties, covenants or understandings of any kind, nature or description whatsoever made by Congress to Borrower with respect to this Amendment, except as specifically set forth herein. This Amendment represents the final agreement between the parties as to the subject matter hereof and may not


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be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties.

   10. Waiver, Modification, Etc. No provision or term hereof may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought.

   11. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary to effectuate the provisions and purposes of this Amendment.

   12. Counterparts. This Amendment may be executed in one or more counterparts which, taken together, shall constitute the agreement of the parties.


                                       Very truly yours,

                                       I.C. ISAACS & CO. L.P.

                                       By:  ISBUYCO, Inc., General Partner

                                            By: /s/ Robert J. Arnot
                                                --------------------------
                                            Title:  Chairman
                                                   -----------------------

Agreed and Accepted:

CONGRESS FINANCIAL CORPORATION

By: /s/ Eric S. Miller
    --------------------------
Title:  Asst. Vice President
       -----------------------


ACKNOWLEDGED:
/s/ Ira Hechler
------------------------------
IRA HECHLER


/s/ Robert J. Arnot
------------------------------
ROBERT ARNOT


/s/ Gerald W. Lear
------------------------------
GERALD LEAR


/s/ Eugene Wielepski
------------------------------
EUGENE WIELEPSKI


/s/ Gary Brashers
------------------------------
GARY BRASHERS


/s/ Stanley Keller
------------------------------
STANLEY KELLER


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